Exhibit 3.3

AMENDED AND RESTATED BYLAWS OF

E2OPEN, INC.

(adopted on February 1, 2010)

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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AMENDED AND RESTATED BYLAWS OF E2OPEN, INC.

ARTICLE I — CORPORATE OFFICES

1.1	REGISTERED OFFICE.

The registered office of E2open, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES.

The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING.

The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i) be in writing;

(ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii) be delivered personally or sent by registered mail or by facsimile transmission to the chairperson of the Board, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the corporation.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4	NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 9.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, flatly, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records: or

(ii) if electronically transmitted as provided in Section 9.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING: NOTICE.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	CONDUCT OF BUSINESS.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.9	VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders that written consent has been given in accordance with Section 228 of the DGCL.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE: VOTING: GIVING CONSENTS.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolutions fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.

If the Board does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12	PROXIES.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III — DIRECTORS

3.1	POWERS.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION. QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation: if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission authorized by the stockholder or proxy holder.

3.4	RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be tilled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chief executive officer, the president, the secretary or any director.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid:

(iii) sent by facsimile; or

(iv) sent by electronic mail.

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 72 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) or the purpose of the meeting.

3.8	QUORUM.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.11	APPROVAL OF LOANS TO OFFICERS.

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance must be with interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation.

3.12	REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may he removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13	OTHER PROVISIONS.

Sections 1.01, 2.02 and 4.01 of the Second Amended and Restated Stockholders Agreement among the corporation and the parties listed on Schedule I thereto, as amended from time to time (the “Stockholders Agreement”), shall be incorporated by reference into these bylaws as if included herein to the extent they do not conflict with or violate the DGCL (the “Incorporated Sections”). In the event of a conflict or inconsistency between the Incorporated Sections and the other provisions of these bylaws during the term of the Stockholders Agreement, the Incorporated Sections shall govern: otherwise, the provisions of these bylaws shall govern.

ARTICLE IV — COMMITTEES

4.1	COMMITTEES OF DIRECTORS.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings):

(iii) Section 3.7 (special meetings and notice):

(iv) Section 3.8 (quorum):

(v) Section 8.13 (waiver of notice): and

(vi) Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(vii) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee:

(viii) special meetings of committees may also be called by resolution of the Board; and

(ix) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V — OFFICERS

5.1	OFFICERS.

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, secretary or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES.

Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

5.6	CHAIRPERSON OF THE BOARD.

The chairperson of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chairperson of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7	CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as the Board may give to the chairperson of the Board, the chief executive officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board, All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board arc carried into effect. The chief executive officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a chairperson of the Board, the chief executive officer shall preside at all meetings of the Board.

5.8	PRESIDENT.

In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the chief executive officer or the chairperson of the Board.

5.9	VICE PRESIDENTS.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president. When acting as the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairperson of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

5.10	SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show

(i) the time and place of each meeting;

(ii) whether regular or special (and, if special, how authorized and the notice given):

(iii) the names of those present at directors’ meetings or committee meetings;

(iv) the number of shares present or represented at stockholders’ meetings;

(v) and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

(vi) the names of all stockholders and their addresses;

(vii) the number and classes of shares held by each;

(viii) the number and date of certificates evidencing such shares: and

(ix) the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.11	CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The hooks of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these bylaws.

The chief financial officer shall be the treasurer of the corporation.

5.12	ASSISTANT SECRETARY.

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

5.13	ASSISTANT TREASURER.

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of the chief financial officer’s inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

5.14	REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.15	AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders

ARTICLE VI — INDEMNIFICATION

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS.

Subject to the other provisions of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to the other provisions of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3	SUCCESSFUL DEFENSE.

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in section 6.1 or section 6.2 in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4	INDEMNIFICATION OF OTHERS.

Subject to the other provisions of this Article VI the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

6.5	ADVANCED PAYMENT OF EXPENSES.

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in section 6.6(ii) or 6.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to section 6.8, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.6	LIMITATION ON INDEMNIFICATION.

Subject to the requirements in section 6.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding), (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under section 6.7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

6.7	DETERMINATION; CLAIM.

If a claim for indemnification or advancement of expenses under this Article VI is not paid by the corporation or on its behalf within 90 days after receipt by the corporation of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the corporation shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VI, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of Section 6.5. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.8	NON-EXCLUSIVITY OF RIGHTS.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9	INSURANCE.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10	SURVIVAL.

The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11	EFFECT OF REPEAL OR MODIFICATION.

Any amendment, alteration or repeal of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

6.12	CERTAIN DEFINITIONS.

For purposes of this Article VI, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

ARTICLE VII — RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS.

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

7.2	INSPECTION BY DIRECTORS.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII — GENERAL MATTERS

8.1	CHECKS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation: such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice- president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock: provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	LOST CERTIFICATES.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7	DIVIDENDS.

The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may he paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8	FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

8.9	SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10	TRANSFER OF STOCK.

(i) Except as provided in Section 8.10(ii) of these bylaws, no stockholder shall directly or indirectly Transfer all or any portion of its shares of stock of the corporation. Any Transfer of a share made in violation of the applicable provisions of these Bylaws shall be void and without legal effect. For purposes of this Section 8.10, (a) 80% parent” on any date shall mean, with respect to a stockholder, a person that, directly or indirectly owns, controls, or holds securities representing at least eighty percent (80%) of the equity and at least eighty percent (80%) of the ordinary voting power or, in the case of a partnership, at least eighty percent (80%) of the general partnership interests of such stockholder on such date: (b) 80% subsidiary” on any date shall mean, with respect to a stockholder, a Person, of which securities representing at least eighty percent (80%) of the equity is and at least eighty percent (80%) of the ordinary voting power is or, in the case of a partnership, at least eighty percent (80%) of the general partnership interests are, directly or indirectly owned, controlled or held by such stockholder on such date; and (c) “Transfer” means, with respect to any item of property, any direct or indirect sale, exchange, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of such item of property to another person, provided that any such transfer of a share of stock of this corporation or a derivative thereof (1) permitted under Section 2.02 of the Stockholders Agreement or (2) resulting from the death of a stockholder that is a natural person to any person that is a member of such stockholder’s family group, shall not be a Transfer. When used as a verb, the term “Transfer” shall have a correlative meaning. For the purposes of this definition, “family group” means, with respect to an individual, (A) such individual’s spouse, siblings, ancestors and/or descendants and (B) any trust solely for the benefit of such individuals spouse, siblings, ancestors and/or descendants, in each case, whether natural, by marriage or adopted. All other defined terms used in this Section 8.10 but not otherwise defined in these bylaws shall have the meanings given to them in the Stockholders Agreement.

(ii) Notwithstanding Section 8.10(i) of these bylaws, a stockholder may Transfer all or a portion of its shares of stock of the corporation and/or rights to acquire or purchase any such shares (a) to any 80% subsidiary or 80% parent of such stockholder, (b) in the case of a stockholder, a person formed primarily for investment purposes which is under common control or investment management with such stockholder, (c) in the case of any holder of common stock (excluding common stock issued upon conversion of preferred stock of the corporation), to any spouse or member of such holder’s immediate family, or to a custodian, trustee, executor or other fiduciary for the account of such holder’s spouse or members of such holder’s immediate family, or to a trust for such holder’s own self, or a charitable remainder trust, or (d) to an Affiliate, partner, member, limited partner, retired partner or retired member of such stockholder, or (e) after the earlier of (i) the closing date of the IPO or (ii) July 29, 2008, to any other person, provided that the following conditions are satisfied in the case of a Transfer pursuant to clauses (a) or (b):

(1)(A) in the case of a Transfer of shares of stock of the corporation to an 80% subsidiary of such stockholder, the transferor stockholder covenants that such subsidiary shall remain an 80% subsidiary of such transferor stockholder, (B) in the case of a Transfer of shares to an 80% parent, such 80% parent covenants that the transferor stockholder shall remain an 80% subsidiary of such 80% parent, and (C) in the case of a Transfer of shares by a stockholder pursuant to clause (b) above, such stockholder covenants that such person shall remain under common control or investment management with such stockholder until the termination of any transfer restrictions:

(2) the transferor stockholder, or, in the case of a Transfer of shares to an 80% parent, such 80% parent, represents and covenants that the shares Transferred to the transferee are not, and will not be, subject to any lien or other security interest, whether direct or indirect, unless such lien or security interest is consented to by the Board of Directors: and

(3) the Board of Directors receives documentation reasonably satisfactory to it demonstrating compliance with this Section 8.10(ii).

(iii) Without limiting Sections 8.10(i) and (ii) of these bylaws, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its hooks.

8.11	STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

8.12	REGISTERED STOCKHOLDERS.

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner:

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13	WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE IX — NOTICE BY ELECTRONIC TRANSMISSION

9.1	NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice,

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(iii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice:

(iv) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice:

(v) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(vi) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

9.2	DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.3	INAPPLICABILITY.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

E2OPEN, INC.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of E2open, Inc., a Delaware corporation, and that the foregoing bylaws, comprising twenty four (24) pages, were adopted as the corporation’s Amended and Restated Bylaws on February 1, 2010 by the corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of February, 2010.

/s/ Peter Maloney
Secretary